                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in
Fourth Quarter Fiscal Year 2022
BUFFALO, NY, May 25, 2022 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2022 fourth quarter, which ended March 31, 2022. Results include the additions of Dorner Manufacturing Corporation and Garvey Corporation, which were acquired on April 7, 2021 and December 1, 2021, respectively.
Fourth Quarter and Fiscal Year 2022 Highlights (compared with prior year periods)
•Achieved record sales in the quarter with better than expected revenue growth of $67.1 million driven by strong demand in all markets; organic growth was 17% and acquisitions contributed $40.5 million
•Record quarterly orders of $269.8 million; ended year with record backlog of $309.1 million
•Net income in the quarter grew 23% to $11.8 million; adjusted EBITDA* expanded 52% to $39.3 million, or 15.4% of revenue
•Fiscal year 2022 revenue grew 40% to a record $906.6 million and net income more than tripled to $29.7 million, or $1.04 per diluted share; achieved adjusted EPS* of $2.83
•Significantly transformed business in fiscal 2022 with addition of precision conveying platform, which contributed $144.6 million in sales for the year
•Continued to demonstrate strong cash generation capabilities with $25.2 million in cash from operations in the quarter and $48.9 million for the fiscal year
David Wilson, President and CEO of Columbus McKinnon, commented, “We delivered exceptional growth as demand for our intelligent motion solutions strengthened throughout the quarter across our end markets. We outpaced our internal growth expectations with innovation, the acceleration of our growth initiatives, and the expansion of our precision conveying platform. In fact, we achieved record sales for both the quarter and the fiscal year.”
He added, “We are being deliberate, flexible and creative as we address the persistent macro challenges that the industrial world is facing. While we were successful in outpacing raw material inflation in the quarter and for the fiscal year, gross margin this quarter was heavily impacted by rising freight costs. We are being diligent about addressing inflationary pressures while executing to deliver on growing demand.”
*Adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding the reconciliation of GAAP financials to non-GAAP measures.

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
Fourth Quarter Fiscal 2022 Sales

($ in millions)	Q4 FY 22	Q4 FY 21	Change	% Change
Net sales	$253.4	$186.2	$67.1	36.0%

U.S. sales	$149.0	$94.8	$54.2	57.2%
% of total	59%	51%
Non-U.S. sales	$104.4	$91.4	$13.0	14.2%
% of total	41%	49%
For the quarter, sales increased $67.1 million, or 36.0%. Acquisitions added $40.5 million in sales, while foreign currency translation had an unfavorable foreign currency translation of $5.0 million, or 2.7% of total sales. In the U.S., volume improved $15.1 million, or 15.9%, and price improved $4.4 million, or 4.7%. U.S. sales related to acquisitions were $34.6 million. Outside the U.S., volume improved $8.1 million, or 8.9%, and price improved $3.9 million, or 4.3%. Acquisitions added $5.9 million of sales outside the U.S.
Fourth Quarter Fiscal 2022 Operating Results

($ in millions)	Q4 FY 22	Q4 FY 21	Change	% Change
Gross profit	$85.5	$64.1	$21.4	33.4%
Gross margin	33.7%	34.4%	(70) bps
Adjusted gross profit*	$88.7	$64.4	$24.3	37.8%
Adjusted gross margin*	34.8%	34.6%	20 bps
Income from operations	$24.1	$14.2	$9.9	69.4%
Operating margin	9.5%	7.6%	190 bps
Adjusted income from operations*	$28.6	$18.9	$9.7	51.6%
Adjusted operating margin*	11.2%	10.1%	110 bps
Net income (loss)	$11.8	$9.6	$2.2	23.4%
Net income (loss) margin	4.7%	5.1%	(40) bps
Diluted EPS	$0.41	$0.39	$0.02	5.1%
Adjusted EPS*	$0.79	$0.60	$0.19	31.7%
Adjusted EBITDA*	$39.3	$25.8	$13.5	52.1%
Adjusted EBITDA margin*	15.4%	13.9%	150 bps
*Adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.
Acquisitions added $6.0 million in adjusted operating income. Gross margin for the quarter was dampened by higher inbound freight costs that were incurred to ensure customer requirements were met. Adjusted earnings per diluted share were $0.79 in the fiscal 2022 fourth quarter compared with $0.60 in the prior year. Adjusted EPS excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.
First Quarter Fiscal 2023 Outlook
Columbus McKinnon expects first quarter fiscal 2023 sales of approximately $220 million to $230 million at current exchange rates which year-over-year has an $8 million to $9 million negative impact. Mr. Wilson concluded, “We expect fiscal 2023 to be another great year for Columbus McKinnon. We are transforming the Company into a faster growing, higher margin business that serves secular-driven markets with strong tailwinds. We are heavily focused on execution and remain confident that we are creating a better business model with stronger earnings power.”

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question-and-answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13728806. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Wednesday, June 1, 2022. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its Blueprint for Growth 2.0 strategy and execute CMBS; and the Company’s ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Senior Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	March 31, 2022	March 31, 2021	Change
Net sales	$253,368	$186,235	36.0%
Cost of products sold	167,893	122,147	37.5%
Gross profit	85,475	64,088	33.4%
Gross profit margin	33.7%	34.4%
Selling expenses	27,080	20,820	30.1%
% of net sales	10.7%	11.2%
General and administrative expenses	23,633	22,193	6.5%
% of net sales	9.3%	11.9%
Research and development expenses	4,068	3,702	9.9%
% of net sales	1.6%	2.0%
Amortization of intangibles	6,635	3,174	109.0%
Income from operations	24,059	14,199	69.4%
Operating margin	9.5%	7.6%
Interest and debt expense	5,352	2,889	85.3%
Investment (income) loss	578	(264)	NM
Foreign currency exchange (gain) loss	527	(142)	NM
Other (income) expense, net	(378)	769	NM
Income (loss) before income tax expense (benefit)	17,980	10,947	64.2%
Income tax expense (benefit)	6,154	1,362	351.8%
Net income (loss)	$11,826	$9,585	23.4%

Average basic shares outstanding	28,507	23,977	18.9%
Basic income (loss) per share	$0.41	$0.40	2.5%

Average diluted shares outstanding	28,845	24,384	18.3%
Diluted income (loss) per share	$0.41	$0.39	5.1%

Dividends declared per common share	$0.13	$0.12

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Year Ended
	March 31, 2022	March 31, 2021	Change
Net sales	$906,555	$649,642	39.5%
Cost of products sold	590,825	429,417	37.6%
Gross profit	315,730	220,225	43.4%
Gross profit margin	34.8%	33.9%
Selling expenses	99,187	76,907	29.0%
% of net sales	10.9%	11.8%
General and administrative expenses	102,128	76,035	34.3%
% of net sales	11.3%	11.7%
Research and development expenses	15,351	12,405	23.7%
% of net sales	1.7%	1.9%
Amortization of intangibles	25,283	12,623	100.3%
Income from operations	73,781	42,255	74.6%
Operating margin	8.1%	6.5%
Interest and debt expense	20,126	12,081	66.6%
Cost of debt refinancing	14,803	—	NM
Investment (income) loss	(46)	(1,693)	(97.3)%
Foreign currency exchange (gain) loss	1,574	941	67.3%
Other (income) expense, net	(1,122)	20,850	NM
Income (loss) before income tax expense (benefit)	38,446	10,076	281.6%
Income tax expense (benefit)	8,786	970	805.8%
Net income (loss)	$29,660	$9,106	225.7%

Average basic shares outstanding	28,040	23,897	17.3%
Basic income (loss) per share	$1.06	$0.38	178.9%

Average diluted shares outstanding	28,401	24,173	17.5%
Diluted income (loss) per share	$1.04	$0.38	173.7%

Dividends declared per common share	$0.25	$0.24

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2022	March 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$115,390	$202,127
Trade accounts receivable	147,515	105,464
Inventories	172,139	111,488
Prepaid expenses and other	31,545	22,763
Total current assets	466,589	441,842

Property, plant, and equipment, net	97,926	74,753
Goodwill	648,849	331,176
Other intangibles, net	390,788	213,362
Marketable securities	10,294	7,968
Deferred taxes on income	2,313	20,080
Other assets	68,948	61,251
Total assets	$1,685,707	$1,150,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$90,881	$68,593
Accrued liabilities	118,187	110,816
Current portion of long-term debt and finance lease obligations	40,551	4,450
Total current liabilities	249,619	183,859

Term loan and finance lease obligations	470,675	244,504
Other non-current liabilities	192,610	191,920
Total liabilities	912,904	620,283

Shareholders’ equity:
Common stock	285	240
Additional paid-in capital	506,074	296,093
Retained earnings	316,343	293,802
Accumulated other comprehensive loss	(49,899)	(59,986)
Total shareholders’ equity	772,803	530,149
Total liabilities and shareholders’ equity	$1,685,707	$1,150,432

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Year Ended
	March 31, 2022	March 31, 2021
Operating activities:
Net income (loss)	$29,660	$9,106
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	41,924	28,153
Deferred income taxes and related valuation allowance	(1,969)	(8,704)
Net loss (gain) on sale of real estate, investments, and other	136	(1,594)
Stock based compensation	11,246	8,022
Amortization of deferred financing costs	1,703	2,646
Cost of debt refinancing	14,803	—
Loss (gain) on hedging instruments	853	—
Non-cash pension settlement expense	—	19,038
Gain on sale of building	(375)	(2,638)
Non-cash lease expense	7,945	7,447
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	(18,988)	21,472
Inventories	(40,201)	20,659
Prepaid expenses and other	(47)	(5,128)
Other assets	25	874
Trade accounts payable	12,681	10,343
Accrued liabilities	696	(3,174)
Non-current liabilities	(11,211)	(7,632)
Net cash provided by (used for) operating activities	48,881	98,890

Investing activities:
Proceeds from sales of marketable securities	4,434	5,111
Purchases of marketable securities	(7,130)	(4,945)
Capital expenditures	(13,104)	(12,300)
Proceeds from sale of building, net of transaction costs	461	5,453
Proceeds from insurance reimbursement	482	100
Purchases of businesses, net of cash acquired	(539,778)	—
Dividend received from equity method investment	324	587
Proceeds from sale of fixed assets	—	446
Net cash provided by (used for) investing activities	(554,311)	(5,548)

Financing activities:
Proceeds from issuance of common stock	2,655	1,973
Borrowings under line-of-credit agreements	—	25,000
Payments under line-of-credit agreements	—	(25,000)
Repayment of debt	(477,846)	(4,450)
Proceeds from issuance of long-term debt	725,000	—
Proceeds from equity offering	207,000	—
Fees related to debt and equity offering	(26,184)	—
Cash inflows from hedging activities	19,417	—
Cash outflows from hedging activities	(20,206)	—
Fees paid for revolver extension	—	(826)
Payment of dividends	(6,562)	(5,733)
Other	(2,574)	(1,153)
Net cash provided by (used for) financing activities	420,700	(10,189)

Effect of exchange rate changes on cash	(2,007)	4,524

Net change in cash and cash equivalents	(86,737)	87,677
Cash, cash equivalents, and restricted cash at beginning of year	202,377	114,700
Cash, cash equivalents, and restricted cash at end of period	$115,640	$202,377

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Q4 FY 2022 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2021 Sales	$186.2		$649.6
Acquisitions	40.5	21.7%	144.6	22.3%
Volume	23.3	12.5%	90.0	13.7%
Pricing	8.4	4.5%	20.0	3.1%
Foreign currency translation	(5.0)	(2.7)%	2.4	0.4%
Total change	$67.2	36.0%	$257.0	39.5%
Fiscal 2022 Sales	$253.4		$906.6
COLUMBUS McKINNON CORPORATION
Q4 FY 2022 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2021 Gross Profit	$64.1	$220.2
Acquisitions	17.3	61.3
Sales volume and mix	7.6	30.7
Productivity, net of other cost changes	(1.3)	10.4
Price, net of material cost inflation	3.0	6.0
Prior year factory closure costs	—	2.7
Foreign currency translation	(1.8)	0.6
Acquisition integration costs	—	(0.5)
Business realignment costs	0.3	(0.8)
Acquisition amortization of backlog	(1.7)	(2.1)
Prior year gain on sale of building	—	(2.2)
Tariffs	(0.5)	(2.6)
Product liability	—	(3.0)
Acquisition inventory step-up expense	(1.5)	(5.0)
Total change	21.4	95.5
Fiscal 2022 Gross Profit	$85.5	$315.7

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 23	63	64	60	63	250

FY 22	63	64	61	63	251

FY 21	63	64	61	63	251

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	March 31, 2022		December 31, 2021		March 31, 2021
($ in millions)
Backlog	$309.1		$294.7		$171.7
Long-term backlog
Expected to ship beyond 3 months	$135.2		$116.3		$68.0
Long-term backlog as % of total backlog	43.7%		39.5%		39.6%

Trade accounts receivable
Days sales outstanding	53.0	days	50.6	days	51.5	days

Inventory turns per year
(based on cost of products sold)	3.9	turns	3.3	turns	4.4	turns
Days' inventory	93.6	days	111.4	days	83.3	days

Trade accounts payable
Days payables outstanding	58.7	days	56.9	days	58.7	days

Working capital as a % of sales (2)	15.5%		15.2%		9.3%

Net cash provided by (used for) operating activities	$25.2		$5.8		$26.9
Capital expenditures	$3.6		$2.8		$6.4
Free cash flow (1)	$21.6		$3.0		$20.5

Debt to total capitalization percentage	39.8%		41.1%		32.0%

Debt, net of cash, to net total capitalization	33.9%		35.7%		8.1%

(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.
(2) March 31, 2022 figure excludes the impact of the acquisition of Garvey. December 31, 2021 figure excludes the impacts of the acquisitions of Dorner and Garvey.

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
GAAP gross profit	$85,475	$64,088	$315,730	$220,225
Add back (deduct):
Acquisition inventory step-up expense	1,546	—	5,042	—
Product liability settlement	—	—	2,850	—
Acquisition amortization of backlog	1,650	—	2,100	—
Business realignment costs	—	264	1,606	830
Acquisition integration costs	—	—	521	—
Factory closures	—	—	—	2,671
Gain on sale of building	—	—	—	(2,189)
Non-GAAP adjusted gross profit	$88,671	$64,352	$327,849	$221,537

Sales	$253,368	$186,235	$906,555	$649,642
Add back:
Acquisition amortization of backlog	1,650	—	2,100	—
Non-GAAP sales	$255,018	$186,235	$908,655	$649,642

Gross margin - GAAP	33.7%	34.4%	34.8%	33.9%
Adjusted gross margin - Non-GAAP	34.8%	34.6%	36.1%	34.1%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
GAAP income from operations	$24,059	$14,199	$73,781	$42,255
Add back (deduct):
Acquisition deal and integration costs	229	3,951	10,473	3,951
Acquisition inventory step-up expense	1,546	—	5,042	—
Business realignment costs	1,115	412	3,902	1,470
Product liability settlement	—	—	2,850	—
Acquisition amortization of backlog	1,650	—	2,100	—
Factory closures	—	306	—	3,778
Insurance recovery legal costs	—	—	—	229
Gain on sale of building	—	—	—	(2,638)
Non-GAAP adjusted income from operations	$28,599	$18,868	$98,148	$49,045

Sales	$253,368	$186,235	$906,555	$649,642
Add back:
Acquisition amortization of backlog	1,650	—	2,100	—
Non-GAAP sales	$255,018	$186,235	$908,655	$649,642

Operating margin - GAAP	9.5%	7.6%	8.1%	6.5%
Adjusted operating margin - Non-GAAP	11.2%	10.1%	10.8%	7.5%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
GAAP net income (loss)	$11,826	$9,585	$29,660	$9,106
Add back (deduct):
Amortization of intangibles	6,635	3,174	25,283	12,623
Cost of debt refinancing	—	—	14,803	—
Acquisition deal and integration costs	229	3,951	10,473	3,951
Acquisition inventory step-up expense	1,546	—	5,042	—
Business realignment costs	1,115	412	3,902	1,470
Product liability settlement	—	—	2,850	—
Acquisition amortization of backlog	1,650	—	2,100	—
Non-cash pension settlement expense	—	—	—	19,046
Factory closures	—	306	—	3,778
Insurance recovery legal costs	—	—	—	229
Gain on sale of building	—	—	—	(2,638)
Normalize tax rate to 22% (1)	(260)	(2,772)	(13,852)	(9,708)
Non-GAAP adjusted net income	$22,741	$14,656	$80,261	$37,857

Average diluted shares outstanding	28,845	24,384	28,401	24,173

Diluted income (loss) per share - GAAP	$0.41	$0.39	$1.04	$0.38

Diluted income per share - Non-GAAP	$0.79	$0.60	$2.83	$1.57
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Revenue Grew 36% to Record $253 Million in Fourth Quarter Fiscal Year 2022

May 25, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
GAAP net income (loss)	$11,826	$9,585	$29,660	$9,106
Add back (deduct):
Income tax expense (benefit)	6,154	1,362	8,786	970
Interest and debt expense	5,352	2,889	20,126	12,081
Investment (income) loss	578	(264)	(46)	(1,693)
Foreign currency exchange (gain) loss	527	(142)	1,574	941
Other (income) expense, net	(378)	769	(1,122)	20,850
Depreciation and amortization expense	10,679	6,950	41,924	28,153
Cost of debt refinancing	—	—	14,803	—
Acquisition deal and integration costs	229	3,951	10,473	3,951
Acquisition inventory step-up expense	1,546	—	5,042	—
Business realignment costs	1,115	412	3,902	1,470
Product liability settlement	—	—	2,850	—
Acquisition amortization of backlog	1,650	—	2,100	—
Factory closures	—	306	—	3,778
Insurance recovery legal costs	—	—	—	229
Gain on sale of building	—	—	—	(2,638)
Non-GAAP adjusted EBITDA	$39,278	$25,818	$140,072	$77,198

Sales	$253,368	$186,235	$906,555	$649,642
Add back:
Acquisition amortization of backlog	1,650	—	2,100	—
Non-GAAP sales	$255,018	$186,235	$908,655	$649,642

Net income (loss) margin - GAAP	4.7%	5.1%	3.3%	1.4%
Adjusted EBITDA margin - Non-GAAP	15.4%	13.9%	15.4%	11.9%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.